UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2013

CMS Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Effective as of December 31, 2013, CMS Bancorp, Inc. (the “Company”) terminated the previously announced Agreement and Plan of Merger dated as of August 10, 2012 by and between the Company and Customers Bancorp, Inc. (“Customers”), as amended effective as of April 22, 2013 (“Merger Agreement”).

The Merger Agreement had called for a termination date by December 31, 2013 if the contemplated merger of the Company and Customers is not completed by that time. The termination date was subject to extension to a later date of March 31, 2014 if certain conditions were satisfied; however, the conditions for extension of the termination date were not satisfied by Customers.

As the Company announced in its press release issued on December 20, 2013 (attached hereto as Exhibit 99.1 and incorporated herein by reference), the decision of the CMS Board of Directors to not further extend the Merger Agreement beyond the December 31, 2013 termination date was due to the continued delay and uncertainty in the timing of receipt of regulatory approvals by Customers and Customers’ inability to satisfy the conditions for extending the termination date of the Merger Agreement. The Company determined that not further extending the Merger Agreement beyond the December 31, 2013 termination date was in the Company’s best interest and has provided written notice to Customers of termination of the Merger Agreement under Sections 8.01(c) and 8.01(d)(iii), effective December 31, 2013.

Under the Merger Agreement, Customers is required to pay to the Company a termination fee of $1,000,000 (“Termination Fee”) in the event the Merger Agreement is terminated under Sections 8.01(c) or 8.01(d)(iii), which relate to failure to consummate the merger due to non-receipt of required government approvals by Customers. The Merger Agreement requires Customers to pay the Termination Fee within 15 business days of December 31, 2013 (the termination date).

Notwithstanding the termination of the Merger Agreement, Customers continues to hold shares of the Company’s Series A Noncumulative Perpetual Preferred Stock (“Series A Preferred Stock”) pursuant to the terms of such preferred stock as set forth in the Certificate of Designations establishing the designations, powers, preferences, limitations, restrictions, and relative rights of the Series A Preferred Stock filed with the Secretary of State of Delaware on May 21, 2013. For additional information on the Series A Preferred Stock, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 24, 2013.

For information about the original Merger Agreement dated August 10, 2012 and the amendment to the Merger Agreement dated April 22, 2013, see the Company’s Current Reports on Form 8-K filed with the SEC on August 10, 2012 and April 24, 2013, respectively.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp, Inc.
(Registrant)

January 6, 2014	/s/ Stephen E. Dowd
(Date)	Stephen E. Dowd Senior Vice President and Chief Financial Officer